SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   April 28, 2011
 (Date of earliest event reported)

DIRECT INSITE CORP.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-20660	11-2895590
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

13450 West Sunrise Boulevard, Suite 510, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (631) 873-2900
____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into Material Definitive Agreement

On April 28, 2011 Direct Insite Corp. (the “Company”) entered into an agreement with certain parties wherein it agreed to nominate a new slate of directors for election at the 2011 Annual Meeting of Stockholders scheduled to be held on May 25, 2011.   The nominated directors and the classes in which they will serve are as follows:  (a) James A. Cannavino and Philip Summe for election at the 2011 Annual Meeting as Class I Directors to hold office until the 2012 annual meeting of stockholders of the Company, (b) Thomas C. Lund and John J. Murabito for election at the 2011 Annual Meeting as Class II Directors to hold office until the 2013 annual meeting of stockholders of the Company, and (c) Michael Levin and Craig W. Thomas for election at the 2011 Annual Meeting as Class III Directors to hold office until the 2014 annual meeting of stockholders of the Company.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10             Agreement dated as of April 28, 2011 by and among Metropolitan Venture Partners II, L.P., Metropolitan Venture Partners (Advisors), L.P., Metropolitan Venture Partners Corp., Michael Levin, Tall Oaks Group LLC, Lawrence D. Hite, Thomas C. Lund, Carol A. Lund, Craig W. Thomas, Bradley M. Tirpak, John J. Murabito, Philip Summe and S.A.V.E. Partners III, LLC, James A. Cannavino and Direct Insite Corp., a Delaware corporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECT INSITE CORP.

By:   /s/ Michael Beecher
                                                                                                         Michael Beecher
                                                                                                         Chief Financial Officer
Dated:   April 29, 2011